                                  SCHEDULE 14A
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  /X /

Filed by a Party other than the Registrant  /  /

Check the appropriate box:
/  /  Preliminary Proxy Statement        /  / Confidential, for Use of the
                                              Commissionn Only (as permitted by
                                              Rule 14a-6 (e) (2))
/X /  Definitive Proxy Statement
/  /  Definitive Additional Materials
/  /  Soliciting Material Pursuant to ss.240.14a-11 (c) or ss.240.14a-12




                         Mahoning National Bancorp, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)



           -----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X / No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                         --------------------------------------
         (4)      Proposed maximum aggregate value of transaction:

                  -------------------------------------------------------------

         (5)      Total fee paid:
                                 ----------------------------------------------

/  /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
                                           ------------------------------------
         (2)      Form, Schedule or Registration Statement No:
                                                              -----------------
         (3)      Filing Party:
                               ------------------------------------------------

         (4)      Date Filed:
                             --------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                         MAHONING NATIONAL BANCORP, INC.



                            NOTICE OF ANNUAL MEETING


                                       AND


                                 PROXY STATEMENT














                           ANNUAL SHAREHOLDERS MEETING

                                 MARCH 18, 1997


===============================================================================

                         MAHONING NATIONAL BANCORP, INC.
                                23 Federal Plaza
                                  P.O. Box 479
                              Youngstown, OH 44501

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 March 18, 1997

TO THE HOLDERS OF SHARES OF COMMON STOCK:

         Notice is hereby given that the Annual Meeting of the Shareholders of Mahoning National Bancorp, Inc. (the "Corporation") will be held at The Mahoning National Bank, 23 Federal Plaza, Youngstown, Ohio 44501 on Tuesday, March 18, 1997, at 11:00 a.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of three (3) Directors to be elected to Class II of the Corporation's staggered Board of Directors to serve a two-year term or until their successors shall have been elected and qualified.

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO OTHER BUSINESS TO BE PRESENTED BY OR ON BEHALF OF THE CORPORATION.

         Shareholders of record at the close of business on January 31, 1997 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                       By order of the Board of Directors


                                       Gregory L. Ridler, Chairman of the Board,
                                       President and Chief Executive Officer

February 14, 1997

                                    IMPORTANT

         WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                         MAHONING NATIONAL BANCORP, INC.
                                YOUNGSTOWN, OHIO

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mahoning National Bancorp, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of shareholders to be held on Tuesday, March 18, 1997, in accordance with the foregoing notice.

         The Corporation is a one-bank holding company of which The Mahoning National Bank of Youngstown (hereinafter "Mahoning National Bank") is a wholly owned subsidiary.

         The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All cost associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on February 14, 1997.

         Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the three (3) persons listed in this Proxy Statement.

                                VOTING SECURITIES

         Only shareholders of record at the close of business on January 31, 1997, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of January 31, 1997, the Corporation had outstanding 6,300,000 shares of Common Stock, no par value. Shareholders are entitled to one (1) vote for each share of common stock owned as of the record date, and shall have the right to cumulate votes in the election of directors, in accordance with Ohio law. Cumulative voting permits a shareholder to multiply the number of shares held by the number of directors to be elected, and cast those votes for one candidate or spread those votes among several candidates as he or she deems appropriate.

         As of January 31, 1997, Mahoning National Bank held 1,019,836 shares of the Corporation's outstanding shares in their Trust Department in regular or nominee accounts. This total represents 16.19 percent of the outstanding shares, which will be voted in accordance with the instructions contained in the various trust agreements pursuant to which such shares are held and may, therefore, in certain circumstances in which discretionary voting is granted to the trustee, be voted at the direction of The Mahoning National Bank as Trustee.

         All directors and Named Executive Officers as a group (comprised of nine individuals), beneficially held 294,299 shares of the Corporation's common stock as of January 31, 1997, representing 4.671 percent of the outstanding common stock of the Corporation.

                                   PROPOSAL #1
                      ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

         The Corporation has a classified system for the election of directors. Directors are divided into classes as nearly equal in number as possible but with no fewer than three directors per class. The Corporation has six directors and, therefore, the directors have been divided into two classes comprised of three directors. Directors are elected to serve a two-year term.

INFORMATION WITH RESPECT TO NOMINEES

         The following information is provided with respect to each nominee for director and each present continuing director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders. Those nominees receiving the greatest number of votes will be elected as Directors. There is no minimum number of votes required to elect a Director.

                                           CLASS II

                                                     Director of
                                                      Mahoning          Director of
                           Principal Occupation     National Bank       Corporation
      Name and Age             Past 5 Years             Since              Since
------------------------------------------------------------------------------------

Charles J. McCrudden,     President, McCrudden          1986               1995
Jr. (61)                  Heating and Air
                          Conditioning Supplies

Gregory L. Ridler (50)    Chairman of the               1988               1992
                          Board, President &
                          Chief Executive
                          Officer, Mahoning
                          National Bancorp,
                          Inc. and President &
                          Chief Executive
                          Officer, The Mahoning
                          National Bank of
                          Youngstown

Daniel B. Roth (67)       President, Roth,              1972               1995
                          Blair, Roberts
                          Strasfeld & Lodge,
                          L.P.A.
                          Vice Chairman,
                          Torent, Inc. and Vice
                          Chairman, McDonald
                          Steel Corp.

         The following Directors shall continue to serve as Directors until their respective terms expire and are not standing for reelection at this Annual Meeting of Shareholders:

INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION

                                     CLASS I
                 (CONTINUING DIRECTORS WITH TERM TO EXPIRE 1998)

                                                     Director of
                                                      Mahoning          Director of
                           Principal Occupation     National Bank       Corporation
      Name and Age             Past 5 Years             Since              Since
------------------------------------------------------------------------------------

Dominic A. Bitonte (72)   Retired Doctor of            *1976               1992
                          Dental Surgery
                          Private Investments

Frank A. Kramer (65)      President, Brenner            1981               1994
                          Industrial Sales and
                          Supply

Warren P. Williamson,     Chairman, Sygnet              1972               1992
III (66)                  Wireless, Inc.;
                          Chairman, WKBN
                          Broadcasting Corp.
* Served as a Director of Mahoning National Bank until July 31, 1996; Director
Emeritus thereafter.

         The business experience of each of the above-listed nominees and directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and directors has had the same position or another executive position with the same employer during the past five years.

         Shareholders desiring to nominate individuals to serve as directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership as of January 31, 1997, of the Corporation's common shares of each director, each Named Executive Officer and all directors and Named Executive Officers as a group.

                                           Aggregate Number of Shares                Percent of Outstanding
                                           --------------------------                ----------------------
       Name                                    Beneficially Owned*                             Shares
       ----                                    -------------------                             -------
Dominic A. Bitonte                                      169,396                                2.689
Frank Hierro                                              2,187                                 .035
Frank A. Kramer                                          36,836                                 .585
Charles J. McCrudden, Jr.                                 9,718                                 .154
Parker T. McHenry                                         1,074                                 .017
Gregory L. Ridler                                        22,400                                 .356
Daniel B. Roth                                           10,792                                 .171
Patrick A. Sebastiano                                     3,450                                 .055
Warren P. Williamson, III                                38,446                                 .610
  All Directors and Named
Executive Officers as a Group
  (includes nine persons)                               294,299                                4.671


*Beneficial Ownership includes those shares over which an individual has sole or shared voting, or investment power, such as beneficial interests of such person's spouse, minor children and other relatives living in the home of the named person, trusts, estates and certain affiliated companies.

COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Corporation maintains no standing committees. The Corporation's nominating function is performed by the Board of Directors acting as a committee of the whole. In conducting its nominating function, the Board of Directors of the Corporation is responsible for making annual nominations for directors to fill vacancies created by expired terms of directors and, from time to time, making appointments to fill vacancies created prior to the expiration of a director's term. During 1996, the Board met once to consider and act upon the nomination of directors.

         The Board of Directors of The Mahoning National Bank maintains an Examining Committee which performs the functions of an Audit Committee. (The Corporation has no significant operating assets other than its interest in The Mahoning National Bank.) Warren P. Williamson, III and Frank A. Kramer are directors of the Corporation and members of The Mahoning National Bank Board of Directors and the Examining Committee. In addition, Messrs. David A. Bitonte, Lee Burdman, Howard W. Cailor, Jr., Howard C. Hargate, Sr., and Philip N. Winklestern, each of whom is a director of The Mahoning National Bank Board of Directors, are also members of the Examining Committee. In connection with its function as an Audit Committee, The Mahoning National Bank Examining Committee reviews and approves the internal audit program of The Mahoning National Bank and reviews the results of the independent accountant's audit report of the Corporation and its subsidiary, The Mahoning National Bank. In serving this function during 1996, the Examining Committee met four times.

         The Mahoning National Bank Executive Committee performs the function of a Compensation Committee. For a complete description of its functions and members, see "Report of the Executive Committee of The Mahoning National Bank on Compensation" in this Proxy Statement.

         The Board of Directors of the Corporation meets quarterly for its regular meetings and upon call for special meetings. During 1996, the Board met four times consisting of four regular meetings. In addition to attendance at meetings of the Board of Directors of the Corporation, Messrs. Dominic A. Bitonte, Frank A. Kramer, Charles J. McCrudden, Jr., Gregory L. Ridler, Daniel
B. Roth, and Warren P. Williamson, III were also members of The Mahoning National Bank Board of Directors. The Mahoning National Bank Board of Directors had 13 members and met 12 times during 1996 with 12 regular and no special meetings. Each of the directors of the Corporation who also are directors of The Mahoning National Bank Board of Directors attended at least 75 percent of all board meetings and committee meetings they were scheduled to attend.

         Directors of the Corporation, other than those persons who serve as officers of The Mahoning National Bank, receive for their service a quarterly retainer of $500 and a fee of $300 for each meeting attended.













                      [THIS SPACE LEFT INTENTIONALLY BLANK]

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Corporation and/or its subsidiaries, to or on behalf of the Corporation's Chief Executive Officer and each of the other three most highly compensated officers earning $100,000 or more annually, (the "Named Executive Officers"):

                                                SUMMARY COMPENSATION TABLE
                                                --------------------------

                                                      ANNUAL COMPENSATION                       All Other
                                            ------------------------------------------------    ---------
Name and Principal Position                 Year              Salary ($)           Bonus ($) Compensation (3)($)
-------------------------------------------------------------------------------------------- -------------------
GREGORY L. RIDLER, President                1996                210,000            73,487(1)           281
and Chief Executive Officer                 1995                195,000            68,248(1)           532
The Mahoning National Bank                  1994                176,000            35,198(1)             0

PARKER T. MCHENRY, Executive Vice           1996                114,000            34,200(2)             0
President, The Mahoning National Bank       1995                107,000            32,100(2)             0
                                            1994                100,000            20,000(2)         1,833

PATRICK A. SEBASTIANO,  Senior              1996                 82,000            24,578(1)             0
Vice President & Senior Trust Officer
The Mahoning National Bank

FRANK HIERRO,  Senior Vice President        1996                 82,000            24,168(1)             0
Loans, The Mahoning National Bank


(1)  Represents awards under the Corporation's Executive Phantom Stock Bonus
     Plan and cash bonuses. For 1996 the amounts disclosed include $73,487, for Mr. Ridler and $16,378 for Messers. Hierro and Sebastiano awarded under
     Executive Stock Bonus Plan, (See "Executive Deferred Cash and Executive
     Phantom Stock Bonus Plans"), and $7,790 and $8,200 in cash bonuses awarded to Messers. Hierro and Sebastiano. All awards under the Executive Phantom
     Stock Bonus Plan are subject to vesting except for acceleration in the event of death, permanent disability or a change of control of the Corporation. Vested awards are paid upon termination of employment or retirement over a period of 15 years.

(2) Represents amount awarded to Mr. McHenry under the terms of the Corporation's Executive Deferred Cash Bonus Plan adopted November 15, 1993.
     The amount awarded annually is determined by return on stockholder equity performance requirements as set forth in the Deferred Cash Bonus Plan. For the year 1996, Mr. McHenry received $34,200 (representing 30% of his 1996 base compensation). See "Executive Deferred Cash and Executive Phantom
     Stock Bonus Plans." All deferred awards vest at the rate of 20% per year beginning in 1993 until fully vested in 1997. However, all money credited to the participant's account is fully vested in the event of death, permanent disability or a change of control of the Corporation. The vested award is paid upon termination of employment or retirement over a period of 15 years.

(3) The amount for Mr. Ridler represents the premium attributable to his portion of a Split Dollar Life Insurance policy. The amounts for Mr.
      McHenry represents a life insurance premium paid for Mr. McHenry in the year indicated.

-------------------------------------------------------------------------------

PENSION PLANS

         The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) under the Corporation's qualified defined benefit pension plan, based on remuneration that is covered under the plans and years of service with the Corporation and its subsidiaries:

                                               ESTIMATED ANNUAL RETIREMENT BENEFITS

ANNUAL AVERAGE
 OF FINAL 60
MONTHS SALARY        15 YEARS       20 YEARS       25 YEARS        30 YEARS       35 YEARS       40 YEARS
-------------        --------       --------       --------        --------       --------       --------
   $60,000           $16,751         $22,335        $27,919        $33,503         $39,086        $44,670
    85,000            24,851          33,135         41,419         49,703          57,986         66,270
   110,000            32,951          43,935         54,919         65,903          76,886         87,870
   135,000            41,051          54,735         68,419         82,103          95,786        109,470
   160,000            45,911          61,215         76,519         91,823         107,126        120,000
   185,000            45,911          61,215         76,519         91,823         107,126        120,000

         A participant's remuneration covered by the Corporation's pension plan is his or her average salary (as reported in the Summary Compensation Table) for the 60 months before normal retirement. Participants are vested in their pension benefits after five years of service. Mr. McHenry had 7 years of service, Mr. Ridler had 26 years of service, Mr. Hierro had 11 years of service and Mr. Sebastiano had 14 years of service, respectively, as of December 31, 1996.

         Effective on December 11, 1995, the Corporation entered into a Supplemental Executive Retirement Plan with Mr. Ridler. The purpose of the Plan is to replace certain retirement benefits which Mr. Ridler lost under the Corporation's qualified retirement plans due to the eligible compensation limitations under current tax law. Pursuant to the terms of the Supplemental Executive Retirement Plan, upon Mr. Ridler's retirement at his Normal Retirement Age of 65, he will receive payments of $93,000 from the Corporation, annually, for twenty years. This amount represents an estimate of the value of the lost benefits resulting from the reduction in eligible compensation under the Corporation's tax qualified retirement plan. Reduced benefits are provided to Mr. Ridler under the Supplemental Executive Retirement Plan in the event of early retirement.

         In addition, contemporaneously with the adoption of the Supplemental Executive Retirement Plan, the Corporation and Mr. Ridler entered into a Split Dollar Life Insurance Agreement which provides for the payment, to Mr. Ridler's beneficiaries, of one-third of the net-at-risk insurance portion of an insurance policy purchased by the Corporation in connection with the establishment of the Supplemental Executive Retirement Plan. As of December 31, 1996, this Split Dollar Life Insurance Agreement would have provided a death benefit of $356,230 to Mr. Ridler's beneficiaries. The Corporation purchased life insurance for the purpose of funding its obligations under the Supplemental Executive Retirement Plan in the event of Mr. Ridler's death and as an investment vehicle designed to fund the payments to Mr. Ridler at retirement.

REPORT OF THE EXECUTIVE COMMITTEE OF THE MAHONING NATIONAL BANK ON COMPENSATION

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information in regard to the compensation and benefits provided to the Corporation's Chairman of the Board, President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Corporation's fiscal year. The disclosure requirements, as applied to the Corporation, includes the Corporation's Chairman of the Board, President and Chief Executive Officer (Mr. Gregory L. Ridler), Executive Vice President (Mr. Parker T. McHenry), Senior Vice President/Loans (Mr. Frank Hierro) and Senior Vice President & Senior Trust Officer (Mr. Patrick A. Sebastiano) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Ridler, Mr. McHenry, Mr. Hierro, and Mr. Sebastiano. The Corporation is a holding company and owns a single subsidiary, The Mahoning National Bank. The Corporation has no direct employees. All disclosures contained in this Proxy Statement regarding executive compensation reflect compensation paid by The Mahoning National Bank. The Executive Committee of The Mahoning National Bank (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

         COMPENSATION PHILOSOPHY. This report reflects the Corporation's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.

         Essentially, the executive compensation program of the Corporation has been designed to:

- Support a pay-for-performance policy that awards executive officers for corporate performance.
-        Motivate key senior officers to achieve strategic business goals.
- Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         SALARIES. Effective January 1, 1997, the Committee increased the salary paid to Mr. Ridler, Mr. McHenry, Mr. Sebastiano and Mr. Hierro. The increase reflected consideration of competitive data reported in compensation surveys and the Committee's assessment of the performance of such executives over the intervening year and recognition of the Corporation's performance during 1996. In addition, the Committee approved compensation increases for all other executive officers of the Corporation. The Mahoning National Bank Board approved all of such increases upon recommendation of the Committee. Executive Officer salary increase determinations are based upon written performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization.

         EXECUTIVE DEFERRED CASH AND EXECUTIVE PHANTOM STOCK BONUS PLANS. On November 15, 1993, the Bank entered into an Executive Deferred Cash Bonus Plan (the "Deferred Cash Bonus

Plan") with Parker T. McHenry of The Mahoning National Bank, and a Phantom Stock Bonus Plan (Phantom Stock Plan) adopted September 13, 1993 with Mr. Ridler, Mr. Hierro, Mr. Sebastiano and certain other executive officers of The Mahoning National Bank. Pursuant to the terms of the Deferred Cash Bonus Plan, Mr. McHenry is eligible for a deferred cash bonus in each year that The Mahoning National Bank's earnings achieve predetermined corporate earnings levels. Under the terms of the Phantom Stock Plan, participating executives are eligible for deferred phantom stock bonuses, according to similar predetermined corporate earnings performance levels. Under the terms of the plans the participating executives are eligible to receive a deferred bonus of from 2.5 percent to 35 percent of their compensation. In the case of the Deferred Cash Bonus Plan, the bonus is credited to the account of the participating executive and accrues an additional 8 percent per annum in interest. Under the terms of the Phantom Stock Plan the bonus is credited in the participant's phantom stock account in Phantom Shares, the value of which is then determined with reference to the value of the Corporation's common stock, plus additional credits to the account to reflect dividends paid on the stock. In connection with both plans the benefits are payable upon termination of employment or retirement over a fifteen (15) year period and are subject to a vesting schedule. The Executive Committee of The Mahoning National Bank's Board of Directors has complete discretion in the administration and interpretation of the plans.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMMITTEE MEMBERS:

    Warren P. Williamson, III, Chairman             Charles J. McCrudden, Jr.
    William J. Bresnahan                            Gregory L. Ridler
    Frank A. Kramer                                 Daniel B. Roth

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         Mr. Ridler, the Corporation's Chairman of the Board, President and Chief Executive Officer, served on the Executive Committee (the "Committee") of The Mahoning National Bank, which is responsible for compensation matters (see "Report of the Executive Committee of The Mahoning National Bank on Compensation" in this Proxy Statement).

         Although Mr. Ridler served on the Committee, he did not participate in any decisions regarding his own compensation as an Executive Officer. Each year, the Executive Committee determines the amount of the bonus award for the Chairman, President and Chief Executive Officer (pursuant to the Executive Phantom Stock Bonus Plan described elsewhere in this Proxy Statement) and salary for the ensuing year. Mr. Ridler did not participate in discussions or decision-making relative to his compensation.

PERFORMANCE GRAPH - Five-Year Shareholder Return Comparison

         The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index for purposes of this performance comparison which appears below. The Performance Graph presents a comparison which assumes $100 invested on December 31, 1991, in the Corporation's common stock, the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN * AMONG MAHONING
NATIONAL BANCORP, INC., DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR REGIONAL BANK INDEX FOR FISCAL YEAR ENDING DECEMBER 31


                                         1991      1992      1993      1994      1995     1996
                                         ----      ----      ----      ----      ----     ----
MAHONING NATIONAL BANCORP, INC.         $100.00   $124.11   $158.17   $232.88   $337.10   $412.06
DOW JONES EQUITY MARKET INDEX           $100.00   $108.61   $119.41   $120.33   $166.50   $205.57
DOW JONES REGIONAL BANK INDEX           $100.00   $133.67   $140.69   $135.39   $216.53   $297.52

ASSUMES $100 INVESTED ON JANUARY 1, 1991          *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
IN MAHONING NATIONAL BANCORP, INC. COMMON STOCK,
DOW JONES EQUITY MARKET INDEX & DOW JONES MAJOR REGIONAL BANK INDEX


[GRAPHIC OMITTED]

CHANGE OF CONTROL AGREEMENT

         The Corporation has entered into a Change of Control Agreement ("Agreement") with Mr. Ridler, its Chairman of the Board, President and Chief Executive Officer. The Agreement provides that Mr. Ridler shall be entitled to periodic monthly cash payments in the event of Mr. Ridler's termination of employment (other than for cause) following a Change of Control. A Change of Control is defined to include a merger or other acquisition of the Corporation or The Mahoning National Bank and certain other changes in the voting control of the Corporation. In the event of a Change of Control and the termination of his employment, the Agreement requires that Mr. Ridler receive 36 months of cash payments. Each payment is to be in an amount equal to eight percent of his aggregate compensation, including bonus, for the last whole calendar year prior to his termination. The Agreement has a term of 10 years. The rights of the Corporation to choose to employ or terminate Mr. Ridler prior to a Change of Control are not affected by the Agreement. In the event a Change of Control had occurred on January 1, 1997, and Mr. Ridler's employment had been involuntarily terminated on such date (other than for cause), Mr. Ridler would have been entitled (subject to certain immaterial modifications provided for by the Agreement which may lower the amount), to receive a monthly sum of $22,679 for 36 months, and to continue to receive those perquisites afforded to him immediately prior to such termination, for the same period.

4


                          TRANSACTIONS WITH MANAGEMENT

         Directors of The Mahoning National Bank and the Corporation and their associates were customers of, and have had transactions with, The Mahoning National Bank in the ordinary course of business during 1996.

         These transactions consisted of extensions of credit by The Mahoning National Bank in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of The Mahoning National Bank, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Mahoning National Bank expects to have, in the future, banking transactions in the ordinary course of its business with directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Corporation, or written representations that no Form 5s were required, the Corporation believes that during 1996, all Section 16(a) filing requirements applicable to its officers, directors, and greater than 10 percent beneficial owners were complied with.

                              SELECTION OF AUDITORS

         The Board of Directors of Mahoning National Bancorp, Inc. on May 13, 1996, by action of written consent in lieu of a meeting, acting upon the recommendation of the Examining Committee of its sole subsidiary, Mahoning National Bank of Youngstown, engaged the accounting firm of Crowe, Chizek and Company LLP to serve as independent accountants for the Registrant for 1996. The work of Grant Thornton LLP was terminated as of May 13, 1996. It is the intention of the Corporation to appoint Crowe, Chizek and Company LLP as Independent Auditor for 1997.

         During the two most recent years and interim period subsequent to December 31, 1995, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable events.

         Representatives of Crowe, Chizek and Company LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to have the opportunity to make any statements they consider appropriate.

                              SHAREHOLDER PROPOSALS

         Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of the Corporation for its next annual meeting, to be held in 1998, must be made by a qualified shareholder and must be received by the Corporation no later than October 11, 1997.

                                  OTHER MATTERS

         The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 1996 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request April 1, 1997. Address all requests, in writing, for this document to Richard E. Davies, Mahoning National Bancorp, Inc., 23 Federal Plaza, Youngstown, Ohio 44501.

                                             By Order of the Board of Directors


                                             Richard E. Davies, Secretary

February 14, 1997

                                                                                            Please mark your votes
                                                                                            as indicated in this
                                                                                            example   / X /

1. To elect the following three Directors to Class II       2.  To transact such other business as may properly
   whose terms will expire in 1999.                             come before the meeting or any adjournment thereof.
               FOR                       WITHHOLD
              Three                      AUTHORITY
             Nominees                    to vote for
                                           Three
                                          Nominees
              /  /                          /   /
(INSTRUCTION: To withhold authority to vote for any             This proxy confers authority to vote "FOR" the nominees
individual director, strike a line through the                  for Director set forth in Item #1 above unless otherwise
director's name listed below.)                                  indicated.  If any other business is presented at said
                                                                meeting, this proxy shall be voted in accordance with the
                           Charles J. McCrudden, Jr.            recommendations of management.  All shares represented by
                               Gregory L. Ridler                properly executed proxies will be voted as directed.  In
                                 Daniel B. Roth                 the absence of instructions, this proxy will be voted "FOR"
                                                                the election of the three (3) persons listed in Item #1.

                                                                The Board of Directors recommends a vote "FOR" the nominees for Director set forth in Item #1 above. THIS PROXY IS SOLICITED
                                                                ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

                                                                Number of Shares:
                                                                                 -------------------
Signature(s                                           Signature(s                                               Date
           -------------------------------------------          -----------------------------------------------    ----------------
(When signing as Attorney, Executor, Administrator, Trustee, Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign. PLEASE SIGN AND RETURN IMMEDIATELY.)


                              FOLD AND DETACH HERE

                           PROXY FOR ANNUAL MEETING OF

                        MAHONING NATIONAL BANCORP, INC.
                                Youngstown, Ohio

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of Mahoning National Bancorp, Inc., Youngstown, Ohio, do hereby nominate, constitute, and appoint Robert J. Edwards and/or Helene Gran Salreno, or either one of them (with full power of substitution for me and in my name, place and stead) to vote, including the right to vote cumulatively in their discretion, all the common stock of said Corporation, standing in my name on its books on January 31, 1997, at the Annual Meeting of its shareholders to be held at the main office of The Mahoning National Bank of Youngstown, Ohio, 23 Federal Plaza, Youngstown, Ohio on March 18, 1997 at 11:00 a.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

                          (continued on reverse side)

                       PLEASE SIGN AND RETURN IMMEDIATELY

                              FOLD AND DETACH HERE